EXHIBIT 10.22

TENTH AMENDMENT

TO THE FIRST RESTATEMENT OF THE

MERIT MEDICAL SYSTEMS, INC. 401(k) PROFIT SHARING PLAN

                                                This Tenth Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) is adopted effective as of August 1, 2007 by Merit Medical Systems, Inc. (the “Employer”) as principal sponsor of the Plan.

                                                WHEREAS, the Employer maintains the Plan for the benefit of its eligible employees and the eligible employees of its participating subsidiaries; and

WHEREAS, the Employer currently makes a discretionary matching contribution under the Plan on behalf of Plan participants equal to: (i) 75% of their salary reduction contributions not in excess of 2% of compensation (i.e., a matching contribution of up to 1.5% of compensation); plus (ii) 25% of their salary reduction contributions between 2% and 5% of compensation (i.e., an additional matching contribution of up to 0.75% of compensation);

                                                WHEREAS, it is necessary and desirable to amend the Plan to clarify the method of allocating Employer matching contributions, suspend Employer matching contributions commencing with payroll periods ending after August 12, 2007, and make certain other conforming changes to the Plan.

                                                NOW, THEREFORE, the Employer hereby amends the Plan as follows:

1.             Article III B 1 (b) of the Plan is amended to add the following sentence at the end thereof:

“Any provision herein to the contrary notwithstanding, a Participant may not increase his rate of Salary Reduction Contributions during the payroll period ending August 12, 2007.”

2.             Article III B 2 of the Plan to read as follows:

“2.           (a)           In its sole discretion, the Employer may make Non-Qualified Matching Contributions to the Plan for a Plan Year on behalf of those Participants who make Salary Reduction Contributions during the Plan Year.  Alternatively, the Employer may decline to make any Non-Qualified Matching Contributions for a Plan Year or limit the portion of a Plan Year for which such Matching Contributions will be made.

(b)           If the Employer elects to make a discretionary Non-Qualified Matching Contribution for all or any portion of a Plan Year, the Non-Qualified Matching Contribution to be contributed and allocated on behalf of each Participant who made Salary Reduction Contributions during the Plan Year will equal:

(i) 75% of the Participant’s Salary Reduction Contributions for the applicable “Matching Period,” calculated by taking into account only those Salary Reduction Contributions for the Matching Period not in excess of 2% of the Participant’s Compensation for the Matching Period (i.e., a Non-Qualified Matching Contribution of up to 1.5% of the Participant’s Compensation for the Matching Period); plus

(ii) 25% of the Participant’s Salary Reduction Contributions for the “Matching Period, calculated taking into account only those Salary Reduction Contributions for the Matching Period that are more than 2% but not more than 5% of the Participant’s Compensation for the Matching Period (i.e., an additional Non-Qualified Matching Contribution of up to 0.75% of Compensation for the Matching Period).

(c)           For purposes of the Article III B 2, the “Matching Period” means the entire Plan Year in question, excluding:

(i)  in the case of the 2007 Plan Year only, any payroll period which ends after August 12, 2007; and

(ii) any other Employer-designated calendar quarter, month or other portion of the Plan Year with respect to which the Employer elects in its sole discretion, and upon not less than 15 days advance written notice sent to a majority of the active Participants, to discontinue or otherwise not provide a Matching Contribution.

(d)           The amount of any discretionary Non-Qualified Matching Contribution allocable to a Participant for a Plan Year shall be trued-up and finally computed based on the Salary Reduction Contributions and Compensation of the Participant for the applicable Matching Period within 60 days after the end of the Plan Year.  For avoidance of doubt, Salary Reduction Contributions made and Compensation earned outside the Matching Period applicable for the Plan Year shall be disregarded in determining and allocating Non-Qualified Matching Contributions for the Plan Year.  The applicable percentage rate of Non-Qualified Matching Contributions for any Matching Period shall apply uniformly to all Participants who elect to make Salary Reduction Contributions during that period.”

IN WITNESS WHEREOF, the Employer has caused this Tenth Amendment to be executed this 1st day of August, 2007.

MERIT MEDICAL SYSTEMS, INC.

By:	/s/ Fred P. Lampropoulos
Name:	Fred P. Lampropoulos
Its:	President and CEO